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                                                               EXHIBIT 99.g(iii)

                              AMENDMENT NUMBER 2 TO
                               CUSTODIAN AGREEMENT

      Pursuant to the Custodian Agreement between State Street Bank and Trust Company and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 15, 1996, as amended by Amendment Number 1 to Custodian Agreement dated December 31, 1997 (the "Agreement"), The Hartford Growth and Income Fund is hereby included as an additional Fund. All provisions in the Agreement shall apply to The Hartford Growth and Income Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of April, 1998.

                                    STATE STREET BANK AND TRUST COMPANY

                                    By: /s/ Ronald E. Logue
                                       ---------------------------------------
                                          Ronald E. Logue
                                          Executive Vice President


                                    THE HARTFORD MUTUAL FUNDS, INC.
                                    on behalf of:

                                    The Hartford Growth and Income Fund

                                    By: /s/ Joseph H. Gareau
                                       ---------------------------------------
                                          Joseph H. Gareau
                                          President